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                                                                   EXHIBIT 23.3

               [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



        We hereby consent to the use of our name in the "Business" and "Experts" sections of Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") into the Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties".



                                           /s/ CAWLEY, GILLESPIE & ASSOC., INC.
                                           ------------------------------------
                                           CAWLEY, GILLESPIE & ASSOCIATES, INC.



FORT WORTH, TEXAS
October 14, 1996